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                                                                Exhibit 10(xiii)
                                                                ----------------

                          Consulting Agreement between
                      Susquehanna and Robert S. Bolinger,
                               dated June 4, 2002.

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                              CONSULTING AGREEMENT
                              --------------------

     This Consulting Agreement ("Agreement") is made this 4th day of June, 2001, between SUSQUEHANNA BANCSHARES, INC. (herein referred to as "Corporation") and ROBERT S. BOLINGER, (herein referred to as "Consultant").

     Consultant has served faithfully as an employee and officer of the Corporation for many years.

     As an officer and director of the Corporation, Consultant has contributed materially to the development of policies and practices of the Corporation that have led to the Corporation's success.

     The officers and board of directors of the Corporation are unanimous in agreeing that Consultant's services will be of great value to the Corporation in its future success.

     Consultant wishes to withdraw from active executive responsibility in the Corporation, but is willing to devote part of his time to acting as advisor and consultant for the Corporation.

     The Corporation desires to retain Consultant's services as a part-time advisor and consultant subject to Consultant's agreement not to compete with the Corporation.

     IT IS THEREFORE AGREED;

     1. Terms and Duties. The Corporation hereby retains Consultant to perform
        ----------------
and Consultant shall perform, during the period hereinafter called the "Consultative Period", beginning on July 1, 2001 and continuing until the earlier of June 30, 2002, or Consultant's death, such advisory and consultative services on a part-time basis as may, from time to time, be

                                       1

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requested by the President or the Board of Directors of the Corporation,
subject, however, to the following conditions:

          (a) Such services shall be performed in such place or places as the President or Board of Directors of the Corporation may from time to time designate but shall essentially be performed in the Commonwealths of Pennsylvania and Virginia and the States of Maryland and New Jersey.

          (b) Consultant shall not be required to devote a major part of his time to such services.

          (c) Consultant shall not be required to render services during reasonable vacation periods or during periods of illness or other incapacity.

          (d) Consultant shall be deemed to be an independent contractor and shall have no authority to bind Corporation to any contract.

     2. Compensation.
        ------------

          (a) The Corporation shall pay to Consultant (or to his estate in the event of his death) and Consultant (or his estate in the event of his death) shall accept from the Corporation for Consultant's services under this Agreement during the Consultative Period and for Consultant's Agreement Not To Compete during that period Two Hundred Fifty Thousand ($250,000.00) Dollars payable on Consultant's request subsequent to September 15, 2001.

          (b) The Corporation shall pay Consultant's Bent Creek Country Club dues so long as he is able to perform his advisory and consultative services under this Consultation Agreement.

          (c) The Corporation will title the car currently being used by the Consultant into Consultant's name on or before June 30, 2001.

                                       2

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     3. Expenses and Office Space. During the Consultative Period, Consultant
        -------------------------
shall be allowed, on submission of vouchers, reasonable out-of-pocket expenses for entertainment, travel, meals, hotel accommodations, and the like incurred by Consultant in the interest of the Corporation's business, if requested to incur such expenses on behalf of the Corporation, and Consultant shall be furnished office space and facilities suitable to Consultant's position and adequate to the performance of Consultant's duties. However Consultant may perform services in any other place.

     4. Restrictive Covenant. From July 1, 2001, until June 30, 2002,
        --------------------
("Non-Compete Period"), Consultant shall not, either directly or indirectly, as owner, principal, shareholder, director, partner, officer, agent, employee, consultant, or otherwise engage in or become financially interested in any business conducted by Corporation, or similar or related business, within the Commonwealth of Pennsylvania and the States of Maryland and New Jersey.

     5. Benefit. If the Corporation shall at any time be merged or consolidated
        -------
into or with any other corporation or if substantially all the assets of the Corporation are transferred to another corporation, or if Corporation's majority control is transferred, the Consultive Period and Non-Compete Period shall terminate and all remaining compensation provided herein shall be accelerated and become due and payable to Consultant immediately.

     6. Non-Assignability. In view of the personal nature of the services to be
        -----------------
performed by Consultant under this agreement, Consultant shall not have the right to assign or transfer any of the rights or benefits of this Agreement except in the event of Consultant's death, nor shall they be subject to voluntary or involuntary alienation.

     7. Death or Disability. In the event of the death or disability of
        -------------------
Consultant during the Consultative Period, the Corporation, unless Consultant is then in violation of the restrictive

                                       3

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covenant, shall continue to make the payments described in paragraph 2 (a) to
Consultant if disabled or to Consultant's spouse if she survives Consultant, or to Consultant's estate of Consultant's spouse does not survive Consultant.

     8. Ordinary Income. Consultant agrees that the payments described in
        ---------------
paragraph 2(a) hereof are ordinary income and shall be reported as such to taxing authorities.

     9. Remedies. Consultant acknowledges that the restrictions contained in
        --------
paragraph 4, in view of the nature of the business in which the Corporation is engaged, are reasonable and necessary to protect the legitimate interests of the Corporation. Consultant acknowledges that the restrictions contained in paragraph 4 will not prevent Consultant from earning a living. Consultant understands and agrees that the remedies at law for violation of any of the covenants or provisions of paragraph 4 will be inadequate, that such violations will cause irreparable injury within a short period of time, and that the Corporation shall be entitled to preliminary injunctive relief and other injunctive relief against any such violation. Such injunctive relief shall be in addition to, and in no way in limitation of, any and all other remedies the Corporation shall have in law and equity for the enforcement of those covenants and provisions. If Consultant breaches or violates the provisions of paragraph 4 herein, the obligation of Corporation for the payments under paragraph 2 herein shall be suspended during such breach or violation and the Non-Compete Period shall be deemed to extend for an additional period equal to the period of such breach or violation.

     10. Modification. This Agreement contains the full agreement of the parties
         ------------
and shall not be modified, altered, changed, or terminated except pursuant to a writing signed by the parties hereto.

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     11. Construction. This Agreement shall be governed by and construed in
         ------------
accordance with the laws of the Commonwealth of Pennsylvania.

     12. Invalidity. If any of the provisions of this Agreement are determined
         ----------
to be invalid, such invalidity shall not affect or impair the validity of the other provisions that shall be deemed severable to this extent and shall remain in full force and effect. The provisions of this Agreement are intended to be and shall be deemed severable.

     13. Waiver. Waiver by any party of any breach of or exercise of any right
         ------
under this Agreement shall not be deemed a waiver of a breach of similar rights. The failure of any party to take any action by reason of any such breach or to exercise any such right, shall not be deemed a waiver of such breach nor deprive such party of the right to take action at any time while such breach; or condition giving rise to such right, continues.

     14. Miscellaneous.
         -------------

          (a) No rights are intended to be created in favor of any third party creditor, donee, or incidental beneficiary.

          (b) Notices hereunder shall be in writing and shall be deemed given if delivered in person or if sent by certified or registered mail, return receipt requested, as follows:

If to Corporation:   26 North Cedar Street, Lititz, Pennsylvania, 17543

If to Consultant:    1314 Stillwater Road, Lancaster, Pennsylvania, 17601

or to such other address as the Corporation or Consultant, as the case may be, shall designate by notice to the other.

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     Dated the day and year first above written.

WITNESSES PRESENT                           SUSQUEHANNA BANCSHARES, INC.


/s/ Edward Balderston                       By: /s/ William J. Reuter
------------------------------------            --------------------------------
                                            Title:  President
------------------------------------                ----------------------------

                                            CONSULTANT:


                                            /s/ Robert S. Bolinger        (SEAL)
                                            ------------------------------
                                            ROBERT S. BOLINGER

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